Exhibit 4.2

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of  October 1, 2015, among (i) each of the subsidiaries of Beacon Roofing Supply, Inc. (or its successor), a Delaware corporation (the “Company”), identified as a “New Guarantor” on Schedule I-A hereto (each, a “New Guarantor”), (ii) the Company, (iii) each of the subsidiaries of the Company identified as an “Existing Guarantor” on Schedule I-B hereto (collectively, the “Existing Guarantors”) and (iv) US BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the existing Subsidiary Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of October 1, 2015, providing for the issuance of 6.375% Senior Notes due 2023 (the “Securities”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Company is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such New Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors and each other New Guarantor, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2.  Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signatures follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CDRR HOLDING, INC.
ROOFING SUPPLY GROUP, LLC
ROOFING SUPPLY, LLC
AUSTIN ROOFER’S SUPPLY, LLC
DALLAS-FORT WORTH ROOFING SUPPLY, LLC
FORT WORTH ROOFING SUPPLY, LLC
ROOFING SUPPLY OF ARIZONA, LLC
LAS VEGAS ROOFING SUPPLY, LLC
ROOFING SUPPLY GROUP – CALIFORNIA, LLC
ROOFING SUPPLY GROUP OF OKLAHOMA, LLC
ROOFING SUPPLY GROUP ORLANDO, LLC
ROOFING SUPPLY GROUP – FRESNO, LLC
ROOFING SUPPLY TRANSPORTATION, LLC
ROOFING SUPPLY OF ARIZONA – EAST VALLEY, LLC
ROOFING SUPPLY OF ARIZONA – TUCSON, LLC
ROOFING SUPPLY GROUP – SOUTHERN CALIFORNIA, LLC
ROOFING SUPPLY GROUP – BAY AREA, LLC
ROOFING SUPPLY OF COLORADO, LLC
ROOFING SUPPLY GROUP–KANSAS CITY, LLC
NORTH LOUISIANA ROOFING SUPPLY, LLC
ROOFING SUPPLY GROUP - LOUISIANA, LLC
ROOFING SUPPLY GROUP – OMAHA, LLC
ROOFING SUPPLY OF NEW MEXICO, LLC
ROOFING SUPPLY OF TENNESSEE, LLC
ROOFING SUPPLY OF NASHVILLE, LLC
ROOFING SUPPLY GROUP ST. LOUIS, LLC
ROOFING SUPPLY GROUP OF CLEVELAND, LLC
ROOFING SUPPLY GROUP OF PITTSBURGH, LLC
ROOFING SUPPLY GROUP UTAH, LLC
ROOFING SUPPLY GROUP SAN DIEGO, LLC
ROOFING SUPPLY GROUP OF COLUMBUS, LLC
ROOFING SUPPLY OF ATLANTA, LLC
ROOFING SUPPLY OF CHARLOTTE, LLC
ROOFING SUPPLY GROUP-GREENSBORO, LLC
ROOFING SUPPLY GROUP – CINCINNATI, LLC
ROOFING SUPPLY OF COLUMBIA, LLC
ROOFING SUPPLY GROUP OF VIRGINIA, LLC
ROOFING SUPPLY GROUP – TAMPA, LLC
ROOFING SUPPLY GROUP – POLK COUNTY, LLC
ROOFING SUPPLY GROUP – RALEIGH, LLC
ROOFING SUPPLY GROUP – KENTUCKY, LLC
ROOFING SUPPLY GROUP (TEXAS), INC.
ROOFING SUPPLY FINANCE, INC.
ROOFING SUPPLY GROUP – WASHINGTON, LLC

[Supplemental Indenture]

ROOFING SUPPLY GROUP – ALABAMA, LLC
ROOFING SUPPLY GROUP – TUSCALOOSA, LLC

By:	/s/ Joseph M. Nowicki
	Name:	Joseph M. Nowicki
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Supplemental Indenture]

Beacon Roofing Supply, Inc.

By:	/s/ Joseph M. Nowicki
	Name:	Joseph M. Nowicki
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Beacon Sales Acquisition, Inc.
Beacon Leadership Acquisition II, LLC

By:	/s/ Joseph M. Nowicki
	Name:	Joseph M. Nowicki
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

[Supplemental Indenture]

Schedule I

A.	New Guarantors:

1.	CDRR Holding, Inc.

2.	Roofing Supply Group, LLC

3.	Roofing Supply, LLC

4.	Austin Roofer’s Supply, LLC

5.	Dallas-Fort Worth Roofing Supply, LLC

6.	Fort Worth Roofing Supply, LLC

7.	Roofing Supply of Arizona, LLC

8.	Las Vegas Roofing Supply, LLC

9.	Roofing Supply Group – California, LLC

10.	Roofing Supply Group of Oklahoma, LLC

11.	Roofing Supply Group Orlando, LLC

12.	Roofing Supply Group – Fresno, LLC

13.	Roofing Supply Transportation, LLC

14.	Roofing Supply of Arizona – East Valley, LLC

15.	Roofing Supply of Arizona – Tucson, LLC

16.	Roofing Supply Group – Southern California, LLC

17.	Roofing Supply Group – Bay Area, LLC

18.	Roofing Supply of Colorado, LLC

19.	Roofing Supply Group–Kansas City, LLC

20.	North Louisiana Roofing Supply, LLC

21.	Roofing Supply Group - Louisiana, LLC

22.	Roofing Supply Group – Omaha, LLC

23.	Roofing Supply of New Mexico, LLC

24.	Roofing Supply of Tennessee, LLC

25.	Roofing Supply of Nashville, LLC

26.	Roofing Supply Group St. Louis, LLC

27.	Roofing Supply Group of Cleveland, LLC

28.	Roofing Supply Group of Pittsburgh, LLC

29.	Roofing Supply Group Utah, LLC

30.	Roofing Supply Group San Diego, LLC

31.	Roofing Supply Group of Columbus, LLC

32.	Roofing Supply of Atlanta, LLC

33.	Roofing Supply of Charlotte, LLC

34.	Roofing Supply Group-Greensboro, LLC

35.	Roofing Supply Group – Cincinnati, LLC

36.	Roofing Supply of Columbia, LLC

37.	Roofing Supply Group of Virginia, LLC

38.	Roofing Supply Group – Tampa, LLC

39.	Roofing Supply Group – Polk County, LLC

40.	Roofing Supply Group – Raleigh, LLC

41.	Roofing Supply Group – Kentucky, LLC

42.	Roofing Supply Group (Texas), Inc.

43.	Roofing Supply Finance, Inc.

44.	Roofing Supply Group – Washington, LLC

45.	Roofing Supply Group – Alabama, LLC

46.	Roofing Supply Group – Tuscaloosa, LLC

B.	Existing Guarantors

1.	Beacon Sales Acquisition, Inc.

2.	Beacon Leadership Acquisition II, LLC